[Backcover]

                                MFS(R) CHARTER
                                 INCOME TRUST
                             500 Boylston Street
                         Boston, Massachusetts 02116

[Frontcover]

                                MFS(R) CHARTER
                                 INCOME TRUST
                             500 Boylston Street
                         Boston, Massachusetts 02116

                               Proxy Statement
                         For the 1996 Annual Meeting
                        of Shareholders to be held on
                               October 24, 1996

MFS(R) CHARTER INCOME TRUST

Dear Shareholder:

The enclosed proxy statement for MFS Charter Income Trust (the "Trust") contains information regarding:

ITEM 1. election of Trustees;

ITEM 2. a shareholder proposal recommending that each Trustee be required to become a shareholder of the Trust; and

ITEM 3. ratification of the Trust's selection of accountants.

As outlined in the proxy statement, your Board of Trustees unanimously recommends that shareholders vote

[bullet] for the election of the Trustees (Item 1),

[bullet] against the shareholder proposal (Item 2), and

[bullet] for ratification of the selection of the Trust's accountants
         (Item 3).

The Trustees' recommendations are now subject to review by you and your fellow shareholders at the Annual Meeting of Shareholders of the Trust in Boston on October 24, 1996 at 9:30 a.m. Even if you cannot attend the Annual Meeting, it is very important that you complete, sign, and return the enclosed proxy card. Your prompt response will help save your Trust the expense of additional solicitation.

Should you have any questions, we invite you to call the MFS Service Center toll free, 1-800-637-2304, between 8 a.m. and 8 p.m.

Respectfully,

/s/ A. Keith Brodkin
    A. Keith Brodkin
    Chairman of the Board of Trustees

                          MFS(R) CHARTER INCOME TRUST
                500 Boylston Street, Boston, Massachusetts 02116

              Notice of the 1996 Annual Meeting of Shareholders
                        To be held on October 24, 1996

The 1996 Annual Meeting of Shareholders of MFS Charter Income Trust (the "Trust") will be held at 500 Boylston Street, Boston, Massachusetts, at 9:30 a.m. on Thursday, October 24, 1996, for the following purposes:

ITEM 1. To elect Richard B. Bailey, Marshall N. Cohan and J. Dale Sherratt as Trustees of the Trust;

ITEM 2. To act on a shareholder proposal recommending that the Trust's Declaration of Trust be amended to require that each Trustee, within 30 days of election, become a shareholder of the Trust;

ITEM 3. To ratify the selection of Ernst & Young LLP as the independent public accountants to be employed by the Trust for the fiscal year ending November 30, 1996; and

ITEM 4. To transact such other business as may come before the Meeting and any adjournments thereof.

           YOUR TRUSTEES RECOMMEND THAT YOU VOTE AGAINST ITEM 2 AND
                          IN FAVOR OF ITEMS 1 AND 3.

Only shareholders of record on August 26, 1996 will be entitled to vote at the Annual Meeting of Shareholders.

                                         STEPHEN E. CAVAN, Secretary and Clerk

September 6, 1996

YOUR VOTE IS IMPORTANT. WE WOULD APPRECIATE YOUR PROMPTLY VOTING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY, WHICH WILL HELP IN AVOIDING THE ADDITIONAL EXPENSE OF A SECOND SOLICITATION. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND IS PROVIDED FOR YOUR CONVENIENCE.

                          MFS(R) CHARTER INCOME TRUST
                               Proxy Statement

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Trustees of MFS(R) Charter Income Trust (the "Trust") to be used at the Annual Meeting of Shareholders (the "Meeting") to be held at 9:30 a.m. on Thursday, October 24, 1996 at 500 Boylston Street, Boston, Massachusetts, for the purposes set forth in the accompanying Notice. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked prior to its exercise by a signed writing filed with the proxy tabulation agent, State Street Bank and Trust Company, P.O. Box 592, Boston, Massachusetts 02102 or delivered at the Meeting. On August 26, 1996, there were outstanding 71,220,125 shares of the Trust. Shareholders of record at the close of business on August 26, 1996 will be entitled to one vote for each share held.

The mailing address of the Trust is 500 Boylston Street, Boston, Massachusetts 02116. Solicitation of proxies is being made by the mailing of this Notice and Proxy Statement with its enclosures on or about September 6, 1996. A copy of the Trust's Annual Report and its most recent Semi-Annual Report succeeding the Annual Report may be obtained without charge by contacting MFS Service Center, Inc., the Trust's transfer and shareholder servicing agent (the "Shareholder Servicing Agent"), P.O. Box 9024, Boston, MA 02205-9824, or by telephone toll-free at (800) 637-2304.

ITEM 1--ELECTION OF TRUSTEES

Under the provisions of the Trust's Declaration of Trust, the Trustees are divided into three classes, each having a term of three years. It is intended that proxies not limited to the contrary will be voted in favor of Richard B. Bailey, Marshall N. Cohan and J. Dale Sheratt, as Trustees of the class whose term will expire at the 1999 annual meeting of shareholders (or special meeting in lieu thereof). These individuals are currently Trustees of the Trust.

The following table presents certain information regarding the Trustees of the Trust, including their principal occupations, which, unless specific dates are shown, are of more than five years duration, although the titles may not have been the same throughout. An asterisk beside a Trustee's name indicates that he or she is an "interested person", as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the Trust's investment adviser and has been affiliated with the investment adviser for more than five years.

                                                        Shares of
                                                       Trust Owned
                                  First                Beneficially
   Name, Age, Position with       Became                  as of        Percent
 Trust, Principal Occupation        a        Term       August 21,        of
  and Other Directorships(1)     Trustee   Expiring      1996(2)       Class(3)
 -----------------------------    ------    -------    ------------   --------
A. KEITH BRODKIN*, 61,
  Chairman, President and
  Trustee; Massachusetts
  Financial Services Company,
  Chairman, Chief Executive
  Officer and Chief Investment
  Officer.                         1989      1997        2,240.0        0.0031%

RICHARD B. BAILEY*, 69,
  Trustee; Private Investor;
  Massachusetts Financial
  Services Company, former
  Chairman and Director (prior
  to September 1991);
  Cambridge Bancorp, Director;
  Cambridge Trust Company,
  Director.                        1993      1996            0.0        0.0000%

MARSHALL N. COHAN, 69,
  Trustee; Private Investor.       1993      1996            0.0        0.0000%

LAWRENCE H. COHN, M.D., 59,
  Trustee; Brigham and Women's
  Hospital, Chief of Cardiac
  Surgery; Harvard Medical
  School, Professor of
  Surgery.                         1989      1997          959.0        0.0013%

THE HON. SIR J. DAVID
  GIBBONS, KBE, 69, Trustee;
  Edmund Gibbons Limited,
  Chief Executive Officer; The
  Bank of N.T. Butterfield &
  Son Ltd., Chairman.              1993      1998            0.0        0.0000%

ABBY M. O'NEILL, 68, Trustee;
  Private Investor;
  Rockefeller Financial
  Services, Inc. (investment
  advisers), Director.             1993      1997            0.0        0.0000%

WALTER E. ROBB, III, 70,
  Trustee; Benchmark Advisors,
  Inc. (corporate financial
  consultants), President and
  Treasurer; Benchmark
  Consulting Group, Inc.
  (office services),
  President; Landmark Funds
  (mutual funds), Trustee.         1993      1998          397.0        0.0005%

Arnold D. Scott*, 53,
  Trustee; Massachusetts
  Financial Services Company,
  Senior Executive Vice
  President, Director and
  Secretary.                       1993      1998          270.0        0.0003%

Jeffrey L. Shames*, 41,
  Trustee; Massachusetts
  Financial Services Company,
  President and Director.          1993      1997            0.0        0.0000%

J. DALE SHERRATT, 57,
  Trustee; Insight Resources,
  Inc. (acquisition planning
  specialists), President.         1989      1996        3,804.0        0.0053%

WARD SMITH, 65, Trustee;
  NACCO Industries (holding
  company), Chairman (prior to
  June 1994); Sunstrand
  Corporation (diversified
  mechanical manufacturer),
  Director.                        1993      1997            0.0        0.0000%

All Trustees and officers as
  a group                                                2,247.0        0.0031%

(1) Directorships or trusteeships of companies required to report to the Securities and Exchange Commission (the "SEC") (i.e., "public companies").

(2) Numbers are approximate and include, where applicable, shares owned by a Trustee's or officer's spouse or minor children or shares which were otherwise reported by the Trustee or officer as "beneficially owned" under SEC rules.

(3) Percentage of shares outstanding on August 21, 1996. All shares are held with sole voting and investment power, except to the extent that such powers may be shared by a family member or a trustee of a family trust.

   All Trustees serve as Trustees of 36 funds within the MFS fund complex advised by Massachusetts Financial Services Company ("MFS" or the "Adviser"), investment adviser to the Trust, except for Messrs. Bailey, Scott and Shames, who each serve as Trustees of 73 funds within the MFS complex and Mr. Brodkin, who serves as Trustee of 82 funds within the MFS fund complex. Messrs. Bailey and Brodkin are also directors of Sun Life Assurance Company of Canada (U.S.) ("Sun Life of Canada (U.S.)"). MFS is a subsidiary of Sun Life of Canada (U.S.). Messrs. Brodkin, Scott and Shames are "interested persons" of the Trust because each person is an officer and director of MFS. Mr. Bailey is considered an "interested person" of the Trust because he is a director of Sun Life of Canada (U.S.). Messrs. Brodkin, Scott and Shames each owns shares of common stock of MFS.

   The Trust pays each Trustee who is not an officer of MFS a fee of $9,000 per year, plus $500 per meeting and committee meeting attended, together with such Trustee's actual out-of-pocket expenses relating to attendance at meetings. In addition, each Trustee who is not an officer of the Adviser will be entitled to receive certain benefits pursuant to the Trust's retirement plan. Under this plan, each such Trustee (or his or her beneficiaries) will be entitled to receive an annual retirement or death benefit in an amount of up to 50% of such Trustee's average annual compensation, depending on the Trustee's length of service. Set forth below is certain information concerning the cash compensation paid to these Trustees and benefits accrued, and estimated benefits payable, under the retirement plan.

                          TRUSTEE COMPENSATION TABLE

                         Trustee      Retirement      Estimated    Total Trustee
                          Fees         Benefit        Credited         Fees
                          from     Accrued as part    Years of      from Trust
                          Trust        of Trust        Service       and Fund
       Trustee             (1)       Expense (1)         (2)        Complex (3)
- ---------------------     ------   ---------------     ---------   -------------
Richard B. Bailey        $14,500        $1,567            8          $263,815
Marshall N. Cohan         15,500         1,767            8           148,624
Dr. Lawrence Cohn         14,500         4,467           22           135,874
Sir J. David Gibbons      14,500         1,567            8           135,874
Abby M. O'Neill           14,000         1,517            9           129,499
Walter E. Robb, III       15,500         1,767            8           148,624
J. Dale Sherratt          15,500         4,667           24           148,624
Ward Smith                15,500         1,767           12           148,624

(1) For fiscal year ended November 30, 1995.

(2) Based on normal retirement age of 75.

(3) For calendar year 1995. All Trustees served as Trustees of 36 funds within the MFS fund complex (having aggregate net assets at December 31, 1995 of approximately $12.5 billion) except Mr. Bailey, who served as Trustee of 73 funds within the MFS fund complex (having aggregate net assets at December 31, 1995 of approximately $31.7 billion).

                      Estimated Annual Benefits Payable
                       By The Trust Upon Retirement (4)

          Average                  Years of Service
       Trustee Fees       3        5        7      10 or more
       -------------    -----    -----    -----   -----------
       $12,600         $1,890   $3,150   $4,410      $6,300
       13,490           2,024    3,373    4,722       6,745
       14,380           2,157    3,595    5,033       7,190
       15,270           2,291    3,818    5,345       7,635
       16,160           2,424    4,040    5,656       8,080
       17,050           2,558    4,263    5,968       8,525

(4) Other funds in the MFS fund complex provide similar retirement benefits to the Trustees.

   The Board of Trustees of the Trust met 6 times during its last fiscal year. The Board has a standing Audit Committee, composed of Messrs. Cohan, Robb, Sherratt and Smith to review the internal and external accounting and auditing procedures of the Trust and, among other things, to consider the selection of independent public accountants for the Trust, to approve all significant services proposed to be performed by its independent public accountants and to consider the possible effect of such services on their independence. The Audit Committee met 4 times during the Trust's last fiscal year. In addition, the Board has created a standing Nominating Committee, composed of Ms. O'Neill and Messrs. Cohan, Cohn, Gibbons, Robb, Sherratt and Smith, who are not "interested persons" (as that term is defined in the 1940
Act) of the Trust or the Adviser, to meet as necessary and recommend to the Board nominees for election as Trustees of the Trust. The Nominating Committee did not meet during the Trust's last fiscal year. The Nominating Committee has not adopted a policy regarding shareholder recommendations as to nominees.

   Section 16(a) of the Securities Exchange Act of 1934 requires Trustees, directors and certain officers of the Trust and MFS, and persons who own more than ten percent of the Trust's shares, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Such persons are required by SEC regulation to furnish the Trust with copies of all Section 16(a) forms they file.

   Based solely on review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to the Trust with respect to its most recent fiscal year, or written representations that no Forms 5 were required, the Trust believes that, during the year ended November 30, 1995, all Section 16(a) filing requirements applicable to Trustees, directors and certain officers of the Trust and the Adviser and greater than ten percent beneficial owners were complied with.

Required Vote. Approval of this matter as to any nominee will require the affirmative vote of a plurality of the Trust's outstanding shares voting at the Meeting in person or by proxy.

ITEM 2--SHAREHOLDER PROPOSAL RECOMMENDING THAT THE TRUST'S DECLARATION OF TRUST BE AMENDED TO REQUIRE THAT EACH TRUSTEE, WITHIN THIRTY DAYS OF ELECTION, BECOME A SHAREHOLDER OF THE TRUST

SHAREHOLDER PROPOSAL

The Trust has been informed by Mr. Edwin S. Mullett, 1420 Fern Court, Vero Beach, Florida 32963-4009, a shareholder of record who owned 5,000 shares of the Trust on March 31, 1996, that he intends to submit the following proposal at the Meeting:

    "RESOLVED, that the Declaration of Trust be amended to require that each Trustee, within thirty days of election, become a shareholder of the Trust."

    In support of his proposal, Mr. Mullett states that:

    "It seems obvious that the Trustees could best represent the shareholders if they were shareholders themselves. Yet, according to the last proxy [dated September 8, 1995], a majority of our Trustees didn't own a single share of our Trust. I urge you to support this shareholder proposal and encourage the Trustees to join us as shareholders."

The Board of Trustees unanimously recommends that you vote against the resolution contained in the shareholder proposal requiring Trustee ownership of Trust shares for the reasons set forth below.

RECOMMENDATION OF TRUSTEES

The statement in support of the resolution suggests that the Trustees could best represent shareholder interests if they were shareholders themselves. The Trustees disagree with this proposition in principle and do not believe that the practical effect of ownership of Trust shares by the Trustees would result in better representation or understanding of shareholder interests. The Trustees are unaware that there is any established basis for the proposition that share ownership by trustees makes a trustee a more effective representative of shareholders. The Trustees are responsible for overseeing the Trust's operations and for acting in the best interests of shareholders. In furtherance of these responsibilities, the Trustees meet regularly with the Trust's officers, independent public accountants and legal counsel and with officers of the Adviser, and review the Trust's portfolio holdings and strategy, operations and share value, market price and trading activity. Whether or not the Trustees own the Trust's shares has no impact on their responsibilities to the Trust and its shareholders or on the degree of diligence with which the Trustees exercise their duties. The Trustees believe that the proper focus of shareholder concern should be on the background and experience of an individual trustee, and his or her level of diligence and skill in seeking to protect and promote shareholder interests and do not believe that ownership of Trust shares in and of itself should or would result in an enhanced degree of oversight or better representation or understanding of shareholder interests.

While the resolution contained in the shareholder proposal would only require that the Trustees own shares of the Trust, the principle advanced by Mr. Mullett which underlies this proposal would suggest that the Trustees should also own shares of each fund they oversee. As noted above under "Item 1--Election of Trustees," the Trustees are also trustees of 36 different closed-end and open-end funds sponsored by the Adviser (except for Messrs. Bailey, Scott and Shames who oversee 73 funds and Mr. Brodkin who oversees 82 funds). Each of these funds has its own investment objective and policies; for example, some funds seek capital growth by investing primarily in equity securities, some funds seek income by investing primarily in fixed-income securities, some funds seek a combination of capital growth and income by investing in both equity and fixed income securities, some funds seek high current income by investing primarily in below investment grade bonds (i.e., junk bonds), some funds seek income exempt from federal income taxes or income exempt from both federal and state income taxes, and some funds seek current income while preserving capital by investing in money market instruments.

Just like any other individual investor, a Trustee's decision to purchase shares in any fund is based on a number of personal considerations, including the individual's investment goals, risk tolerance, investment time horizon, existing investments, tax situation and the manner in which the fund will fit within the individual's overall investment portfolio. Any one of the funds currently supervised by the Trustees of the Trust, including the Trust, may or may not be an appropriate investment for any particular Trustee based upon these personal considerations. Indeed, a number of funds which the Trustees oversee seek income exempt from both federal income taxes and the taxes of particular states, and only shareholders who reside in these states benefit from the unique tax advantages these funds are designed to produce. As a matter of principle, the Trustees do not believe that the Trust's governing instruments should dictate how they approach making a personal investment decision, especially given that a particular fund may not be an appropriate investment vehicle for them.

The Trust's shareholders have an interest in attracting and retaining highly qualified individuals to serve as Trustees of the Trust. The imposition of a requirement that Trustees own the Trust's shares, or shares of any other fund they supervise, may discourage qualified individuals from serving in this capacity given the likelihood that some of these investments would not be appropriate in light of the individual's particular investment goals and personal situation. To the extent that this requirement would deter highly qualified individuals from serving as Trustees of the Trust, the resolution contained in the shareholder proposal requiring such share ownership may have the unintended effect of attracting less highly qualified candidates, which is clearly contrary to the interests of the Trust and its shareholders.

In addition, the imposition of this requirement, if applied to the Trust and the other funds the Trustees oversee, would be impracticable and undesirable because it could make it more difficult, for the reasons discussed above, to maintain the same board of trustees for all of these funds given their large number. The Trustees believe that there are distinct advantages to the funds and their shareholders in having a single board oversee multiple funds within a fund complex. First, serving as a Trustee of a number of funds tends to increase each Trustee's knowledge and expertise regarding matters which affect all the funds he or she oversees. Second, having a common board enhances the ability of each fund to obtain, at modest cost to each separate fund, the services of high caliber trustees. Third, having a common board avoids the duplication of effort that would arise from having different groups of individuals serving as trustees of each of the funds and avoids the cost and confusion that may arise from different conclusions being reached by different boards on the same operational and management issues.

Accordingly, for the reasons discussed herein, the Board of Trustees unanimously recommends that shareholders vote AGAINST the resolution contained in the shareholder proposal.

Required Vote.   Approval of the shareholder proposal will require the
affirmative vote of a majority of the Trust's outstanding shares cast at the Meeting on this proposal in person or by proxy.

Timing and Subsequent Voting Requirements. In the event this shareholder proposal is approved in the manner described above and the Board of Trustees determines to proceed with amending the Trust's Declaration of Trust to require that each Trustee become a shareholder of the Trust, it will be necessary to call another meeting of shareholders at which shareholders will be asked to vote whether or not to approve such amendments to the Declaration of Trust. Approval of that proposal would require the affirmative vote of a majority of the Trust's shares entitled to vote on the matter (which means the lesser of (i) more than 50% of the outstanding shares of the Trust, or
(ii) 67% or more of the outstanding shares present at a meeting at which shareholders of more than 50% of its outstanding shares are represented in person or by proxy.) It is currently anticipated that such meeting, if held, would be held no earlier than the beginning of the second quarter of 1997.

ITEM 3--RATIFICATION OF SELECTION OF ACCOUNTANTS

It is intended that proxies not limited to the contrary will be voted in favor of ratifying the selection, by a majority of Trustees who are not "interested persons" (as that term is defined in the 1940 Act) of the Trust, of Ernst & Young LLP under Section 32(a) of the 1940 Act as independent public accountants to certify every financial statement of the Trust required by any law or regulation to be certified by independent public accountants and filed with the SEC and to provide certain other tax-related services (such as tax return preparation and assistance and consultation with respect to the preparation of filings with the SEC) in respect of all or any part of the fiscal year ending November 30, 1996. Ernst & Young LLP has no direct or material indirect interest in the Trust.

Representatives of Ernst & Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Required Vote. Ratification of this matter will require the affirmative vote of a majority of the Trust's outstanding shares voting at the Meeting on this matter in person or by proxy.

INVESTMENT ADVISER

The Trust engages as its investment adviser MFS, a Delaware corporation, with offices at 500 Boylston Street, Boston, MA 02116. MFS is a subsidiary of Sun Life of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02181, which is in turn a wholly owned subsidiary of Sun Life Assurance Company of Canada, 150 King Street West, Toronto, Canada M5H1J9.

MANNER OF VOTING PROXIES

All proxies received by the management will be voted on all matters presented at the Meeting, and if not limited to the contrary, will be voted FOR the election of Messrs. Bailey, Cohan and Sherratt as Trustees of the Trust (if still available for election), FOR the ratification of the selection of Ernst & Young LLP as independent public accountants and AGAINST the shareholder proposal.

All proxies voted, including proxies that reflect (i) broker non-votes (if a broker has voted on any item before the Meeting), (ii) abstentions or (iii) the withholding of authority to vote for a nominee for election as Trustee, will be counted toward establishing a quorum. A majority of the Trust's outstanding shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Passage of any proposal being considered at the Meeting will occur only if a sufficient number of votes are cast FOR the proposal. Neither withholding authority to vote nor abstentions nor broker non-votes have any effect on the outcome of the voting on any matter.

   The Trust knows of no other matters to be brought before the Meeting. If, however, because of any unexpected occurrence, any nominee is not available for election or if any other matter properly comes before the Meeting, it is the Trust's intention that proxies not limited to the contrary will be voted in accordance with the judgment of the persons named in the enclosed form of proxy.

SUBMISSION OF CERTAIN PROPOSALS

Proposals of shareholders which are intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Trust on or prior to May 9, 1997.

ADDITIONAL INFORMATION

To obtain the necessary representation at the Meeting, solicitations may be made by mail, telephone or interview by Corporate Investor Communications, Inc. ("CIC") or its agents, as well as by officers of the Trust, employees of the Adviser and securities dealers by whom shares of the Trust have been sold. It is anticipated that the total cost of any such solicitations, if made by CIC or its agents, would be approximately $9,500 plus out-of-pocket expenses, and if made by any other party, would be nominal.

The expense of solicitations as well as the preparation, printing and mailing of the enclosed form of proxy, and this Notice and Proxy Statement, will be borne by the Trust.

              IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY

September 6, 1996                                     MFS CHARTER INCOME TRUST

                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]     Filed by a Party other than the Registrant [ ]
 -----------------------------------------------------------------------------

Check the appropriate box:

 [ ] Preliminary Proxy Statement
 [X] Definitive Proxy Statement
 [ ] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to S. 240.14a-11(c) or S. 240.14a-12
 [ ] Confidential for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))

                           MFS CHARTER INCOME TRUST
               (Name of Registrant as Specified in its Charter)
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
 [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
     (Set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

  2) Form, Schedule or Registration Statement No.:

  3) Filing Party:

  4) Date Filed:
 -----------------------------------------------------------------------------

P
R
O
X
Y

     THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF TRUSTEES OF
                         MFS(R) CHARTER INCOME TRUST
        PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 24, 1996

The undersigned hereby appoints JAMES R. BORDEWICK, JR., A. KEITH BRODKIN, STEPHEN E. CAVAN and W. THOMAS LONDON, and each of them, proxies with several powers of substitution, to vote for the undersigned at the 1996 Annual Meeting of Shareholders of MFS CHARTER INCOME TRUST, to be held at 500 Boylston Street, Boston, Massachusetts, on Thursday, October 24, 1996, notice of which meeting and the Proxy Statement accompanying the same have been received by the undersigned, or at any adjournment thereof, upon the following matters as described in the Notice of Meeting and accompanying Proxy Statement.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. PROPOSALS 1 AND 3 (SET FORTH ON THE REVERSE SIDE OF THIS PROXY CARD) HAVE BEEN PROPOSED BY THE BOARD OF TRUSTEES. IF NO DIRECTION IS GIVEN ON ITEMS 1 AND 3, THIS PROXY CARD WILL BE VOTED 'FOR' THE NOMINEES AND 'FOR' ITEM 3. PROPOSAL 2 (SET FORTH ON THE REVERSE SIDE OF THIS PROXY CARD) HAS BEEN PROPOSED BY A SHAREHOLDER OF THE TRUST. IF NO DIRECTION IS GIVEN ON ITEM 2, THIS PROXY CARD WILL BE VOTED 'AGAINST' THIS ITEM. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER'S BEST JUDGMENT AS TO ANY OTHER MATTER.

 PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears on the reverse side of this card. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                                       With-      For All
                                For     hold      Except
                                ---     ----      ------
1.) ELECTION OF TRUSTEES.

    Nominees:
      Richard B. Bailey,
      Marshall N. Cohan
      and J. Dale Sherratt

    If you do not wish your
    shares voted "FOR" a
    particular nominee,
    mark the "For All
    Except" box and strike
    a line through that
    nominee's name. Your
    shares will be voted
    for the remaining
    nominees.                   [ ]      [ ]          [ ]

                                For  Against      Abstain
                                ---  -------      -------
2.) SHAREHOLDER PROPOSAL
    RECOMMENDING THAT THE
    TRUST'S DECLARATION OF
    TRUST BE AMENDED TO
    REQUIRE THAT EACH
    TRUSTEE, WITHIN THIRTY
    DAYS OF ELECTION,
    BECOME A SHAREHOLDER OF
    THE TRUST.                  [ ]      [ ]          [ ]

3.) RATIFICATION OF
    SELECTION OF
    ACCOUNTANTS.                [ ]      [ ]          [ ]

- --------------------------------------------

                REGISTRATION

- --------------------------------------------

Please be sure to sign and date this Proxy.           Date ___________________

 _______________ Shareholder sign here  ____________Co-owner sign here

The Trustees recommend a vote FOR Items 1 and 3 and AGAINST Item 2.

Mark box at right if comments or address change have been noted on the reverse side of this card. [ ]

RECORD DATE SHARES: